UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020 (February 4, 2020)

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2020, the Compensation Committee of the Board of Directors (the “Board”) of Ceridian HCM Holding Inc. (the “Company”) approved payouts under the Company’s 2019 Management Incentive Plan (the “2019 MIP”), including payouts to the Company’s named executive officers listed in the Company’s proxy statement, dated March 22, 2019, for the Company’s 2019 annual stockholders meeting (the “NEOs”).

The 2019 MIP was designed to drive Company results related to its key financial metrics and to provide incentive compensation to active eligible employees who play a key role in the Company accomplishing its objectives.  The 2019 MIP covered the incentive period of January 1, 2019 through December 31, 2019.  Receipt of cash incentive compensation under the 2019 MIP was based on the Company’s achievement of revenue and adjusted EBITDA financial goals for fiscal year 2019. Target incentive compensation amounts were weighted 50% for the revenue goal and 50% for the adjusted EBITDA goal. Both revenue and adjusted EBITDA were calculated based on the Company’s operating results, adjusted for foreign currency and interest rate impacts plus other unique impacts as approved by the Compensation Committee.

Target incentive compensation level for David D. Ossip, our Chief Executive Officer, was fixed at $800,000, or 114% of his current base salary.  Target incentive compensation levels for our two other NEOs as a percentage of base salary was: (1) 60% for Leagh Turner, President and Chief Operating Officer; and 80% for Paul D. Elliott, our former Chief Operating Officer.  Pursuant to Section 2.03 of that certain Separation and Consulting Agreement, dated August 7, 2018, among Mr. Elliott, the Company, and Ceridian Canada Ltd., a subsidiary of the Company (the “Consulting Agreement”), Mr. Elliott is entitled to receive 26.5% of his eligible 2019 MIP payment.

For fiscal 2019, the Company achieved 102.0% of its revenue goal at the target level and 101.4% of its adjusted EBITDA goal at the target level.  As a result, the participants in the 2019 MIP received cash payments under the 2019 MIP equal to 100% of the target payment, and the NEOs received the following cash payments:  Mr. Ossip, $800,000; Ms. Turner, $393,000; and Mr. Elliott, $125,972 CAD.

In addition, on February 4, 2020, the Compensation Committee approved the granting of restricted stock units (“RSUs”) to participants in the 2019 MIP, including recommending that the Board approve granting RSUs to the NEOs.  On February 9, 2020 and as recommended by the Compensation Committee, the Board approved a new form of RSU award agreement and the granting of RSUs to the NEOs in the following amounts:  Mr. Ossip (3,129 RSUs) and Ms. Turner (1,538 RSUs).  As approved by the Board and the Compensation Committee, the RSU awards will be granted on February 28, 2020 pursuant to the terms of the Company’s 2018 Equity Incentive Plan and the RSU award agreement, will have a ten-year term, and will vest one-third on each of the first three anniversaries of the date of grant.  A copy of the form of RSU award agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement (February 9, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: February 10, 2020

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